                                                                   Exhibit T3E-2

Debtor: PLANET HOLLYWOOD INTERNATIONAL, INC.
Case Number: 01-10428-6B1

            BALLOT FOR ACCEPTING OR REJECTING PLAN OF REORGANIZATION

The Plan of Reorganization referred to in this ballot can be confirmed by the court and thereby made binding on you if it is accepted by the holders of two-thirds in dollar amount and more than half in number of the ballots cast in each class. In the event the requisite acceptances are not obtained, the court nevertheless may confirm the Plan if the court finds that the Plan accords fair and equitable treatment to the class rejecting it.

You should review the Disclosure Statement and Plan before you vote. You may wish to seek legal advice concerning the Plan and your classification and treatment under the Plan. If you hold claims or equity interests in more than one class, you will receive a ballot for each class in which you are entitled to vote.

       To have your vote count, you must complete and return this ballot.

The undersigned, a Class      creditor of the above-named debtor in the unpaid
                         ----
principal amount of $                  .
                     ------------------

     (Check one box) ( )ACCEPTS ( )REJECTS the Plan of Reorganization of the debtor.

Dated:
       -----------------------

          Name of Creditor:
                            ----------------------------------------------------


          Creditor's Signature:
                                ------------------------------------------------


          By:
              ------------------------------------------------------------------
                                       (If Appropriate)

          As:
              ------------------------------------------------------------------
                                       (If Appropriate)

          Address:
                   -------------------------------------------------------------

                      ----------------------------------------------------------

All ballots must be received on or before 4 p.m. on December 9, 2002.
********************************************************************************

Mail to:                         ---For Ballot Tabulation Only---
                                 **********************************************
Clerk                            *****
United States Bankruptcy Court   *
SouthTrust Bank Building                  *
135 West Central Boulevard       * Ballot No.          Creditor Class          *
Suite 950                                     --------                --------
Orlando, FL 32801                *                                             *
                                 * Claim No.            Claim $                *
                                             ----------        ---------------
                                 *                                             *
                                 * Claim Amount per Schedule $                 *
                                                              ----------------
                                 *                                             *
                                 **********************************************

                                 ===============================================